UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 19, 2015
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Textura Corporation
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-35956	26-1212370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Lake Cook Road, Deerfield, IL		60015
(Address of Principal Executive Offices)		(Zip Code)

(847) 457-6500
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 5, 2015, Textura Corporation (the “Company”) entered into a Transition Agreement (the “Agreement”) with Patrick Allin, pursuant to which the parties agreed that Mr. Allin would continue to serve as the Company’s Executive Chairman from April 30, 2015 until the earlier of (a) December 31, 2015, and (b) the resignation, death or disability of Mr. Allin, subject to applicable renewal provisions set forth in the Agreement.

On November 19, 2015, the Board of Directors (the “Board”) of the Company and Mr. Allin mutually agreed not to renew the Agreement beyond its scheduled termination date of December 31, 2015.  As required by the Agreement, Mr. Allin has resigned from the Board effective on December 31, 2015.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTURA CORPORATION
November 19, 2015	By:	/s/ Ryan Lawrence
		Name:	Ryan Lawrence
		Title:	EVP and Chief Legal Officer